SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549
                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: April 25th, 2006

                 Date of Earliest Event Reported: April 21, 2006

                            ODYSSEY OIL & GAS, INC.
              (Exact Name of Registrant as Specified in its Charter)

                       ADVANCED SPORTS TECHNOLOGIES, INC.
                           (Former Name of Registrant)

                                    Florida
                            (State of Organization)

                                   65-1139235
                     (I.R.S. Employer Identification No.)

                       Commission File Number 333-106299

                            5005 Riverway, Suite 440
                               Houston, TX 77056
                     Address of Principal Executive Offices

Registrants Telephone Number (including area code): (713) 623-2219


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ODYSSEY OIL & GAS, INC.
Report on Form 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
------------------------------------------------------

On April 21, 2006, our Board of Directors authorized the purchase (the "Purchase") of a ten percent (10%) working interest in the BBB Area, Wharton, Texas an oil exploration project. At the present time, the business operations of BBB Area constitute all of the business operations of the Registrant.

The sellers of the working interest received in the aggregate 20,000,000 restricted shares of the common stock of the Registrant. in exchange for 10% working interest leaving a total of 31,097,500 shares of common stock issued and outstanding immediately following the acquisition and the subsequent disposition of CardioBioMedical Corporation more fully described in 2.01 below.

The preexisting member of the Registrants board of directors resigned immediately prior to the acquisition. The following person has been appointed to the board of directors:
Arthur Johnson

Additionally, the following persons were appointed as executive officers of the Registrant.

Arthur Johnson President and Secretary.

At the present time, the business operations of the Registrant.
is the ownership in the 10% working interest in the BBB Area, Wharton, Texas an oil exploration project.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
--------------------------------------------------------------

As a result of the acquisition, as described in Item 1 above the Registrant. has acquired a ten percent (10%) working interest in BBB Area, Wharton, Texas. Please see Item 1.01 above for additional disclosure regarding the Purchase. As a result of the acquisition as described in Item 1 above the Registrant disposed of CardioBioMedical Corporation and will return to treasury 22,077,509 shares of the issued and outstanding common stock and retire and or cancel a warrant exercisable beginning January 1, 2008 to purchase 6,500,000 shares of the Registrants common stock at a purchase price of $.01 per share.

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ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.
-------------------------------------------

As described in Item 1.01, on April 21, 2006 a change in control occurred as a result of the acquisition by the Registrant of the 10% working interest in BBB Area, Wharton, Texas. The terms of the acquisition are set forth in the Stock Purchase Agreement dated April 21, 2006 between Advanced Sports Technologies, Inc and the owners of the 10% working interest in BBB Area. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1. Please see Item 1.01 above for additional disclosure regarding the Purchase.



ITEM 5.03 Amendments to Articles of Incorporation or Bylaws.
------------------------------------------------------------

As a result of the acquisition, as described in Item 1 above the Registrant changed its name from Advanced Sports Technologies, Inc. to Odyssey Oil & Gas, Inc. The registrant also increased its Authorized Shares to two hundred and seventy million (270,000,000). The total number of shares of common stock that the Registrant is authorized to issue is two hundred and fifty million (250,000,000). The total number of shares of preferred stock that the Registrant is authorized to issue is twenty million (20,000,000). The change of name and the increase in the authorized capital was approved by consent of a majority of the outstanding shares. The necessary documentation was submitted to the State of Florida on April 24, 2006.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
--------------------------------------------

(b) EXHIBITS

Exhibit No.      Exhibits
-----------      --------
2.1	    Stock Purchase Agreement by and between Advanced
            Sports Technologies, Inc. and Centurion Gold Holdings, Inc. dated April 21, 2006





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 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Odyssey Oil & Gas, Inc.

Dated  April 25, 2006
    ----------------------

                                      By: /s/ Arthur Johnson
                                        -------------------------

                                        Arthur Johnson
                                        Principal Executive Officer,
                                        President and Director



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